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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of iVillage Inc. and Subsidiaries of our reports dated January 31, 2002, except for
Note 12 as to which the date is April 5, 2002 relating to the financial statements and financial statement schedules of iVillage Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
April 8, 2002